Exhibit 10.9

Please carefully read all the terms of this Agreement before you click to agree to this Agreement. By clicking “I have read and agreed to the Agreement”, the Merchant (defined below) represents and warrants that it understands all the terms of this Agreement and agrees to enter into this Agreement by electronic means.

在点击同意本协议之前，请您仔细阅读本协议的全部内容。您点击“我已阅读以上协议，⽴即签署”，即意味着商户(定义⻅下⽂)陈述并保证其理解协议的全部条款并同意以数据电⽂形式订⽴本协议

If you do not agree with or do not understand the terms of this Agreement, please do not click “I have read and agreed to the Agreement”. You can contact Fliggy International’s customer service if you have any questions relating to this Agreement.

如果您不同意或不理解本协议的任何内容，请不要点击“我已阅读以上协议，⽴即签署”。如果您对协议有任何疑问，可以联系⻜猪国际客

FLIGGY INTERNATIONAL MERCHANT SERVICE AGREEMENT

⻜猪国际商户服务协议

This Fliggy International Merchant Service Agreement (the “Agreement”) is entered into on the Effective Date, by and between:

此⻜猪国际商户服务协议（“本协议”）由以下缔约⽅于有效⽇期缔结：

The entity agreeing to this Agreement by “click to agree” (“Merchant”)

在线点击同意本协议的主体 (“商户”) and 和

AIR MASTERS TRAVEL LIMITED冠運旅遊有限公司, a company incorporated under the laws of Hong Kong with company number 0675146 (“Fliggy International”)

AIR MASTERS TRAVEL LIMITED冠運旅遊有限公司，⼀家根据⾹港法律成⽴的公司，公司编号为0675146 (“⻜猪国际”) WHEREAS

鉴于

A. Fliggy International is an operator of the Fliggy International Platform, being an online marketplace of tourism products;

⻜猪国际平台是⼀个旅游商品的在线交易市场；⻜猪国际是平台的运营⽅；

B. Merchant desires to launch and operate the Store on the Fliggy International Platform; and

商户希望在⻜猪国际平台开设店铺；及

C.       Parties desire to enter into an agreement setting forth the arrangement with respect to the Merchant’s business operation on the Fliggy International Platform.

双⽅希望对商户在⻜猪国际平台上的商业运营涉及的有关安排缔结协议。

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

因此，鉴于以上背景及本协议所载各⽅相互承诺，双⽅约定如下：

Section 1. Definitions 定义

“Affiliate” means any entity that is Controlled by, under the Control of, or under common Control with a Party.

“关联⽅”指针对某实体⽽⾔，由该实体控制的实体，或控制该实体的实体，或与该实体有共同控制者的实体。 “Alipay” means Alipay.com Co., Ltd. and/or those Affiliates of Alipay.com Co., Ltd. which provide payment solution services. “⽀付宝”指Alipay.com Co., Ltd.和/或Alipay.com Co., Ltd.的关联⽅，该等主体提供⽀付服务。

“Alipay Agreements” means, collectively, the agreements between Merchant and Alipay, with respect to the payment services to be provided by Alipay to Merchant.

“⽀付宝协议”指商户与⽀付宝之间缔结的关于⽀付宝向商户提供⽀付服务事宜的所有协议。

“Annual Fee” has the meaning given to it in Section 7.2(a)(i).

“年费”具有第7.2(a)(i)条所赋予的含义。

“Applicable Laws” means, with respect to a person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority that is binding upon or applicable to such person.

“适⽤法律”指就任何⼈⽽⾔，任何跨国、本国或外国的联邦、州或本地法律（⽆论是成⽂法、普通法或其他形式），宪法、条约、惯例、条例、法典、规则、规章、命令、禁令、判决、法规、裁判或其他被任何政府有权机关⽴法、采⽤或适⽤的其他适⽤于该⼈或对该⼈有约束⼒的类似要求。

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in Mainland China and Hong Kong are authorized or required by law to remain closed.

“⼯作⽇”指除周六周⽇和其他在中国内地和中国⾹港的商业银⾏可以或必须不营业的⽇⼦之外的⽇⼦。 “CNY” means onshore renminbi (在岸⼈⺠币), the official currency of the People’s Republic of China.

“⼈⺠币”指在岸⼈⺠币，即中华⼈⺠共和国的法定货币。 “Conditions” has the meaning given to it in Section 3.1.

“前提条件” 具有第3.1条所赋予的含义。

“Confidential Information” means all information (whether received in written, oral, electronic or any other form) relating, directly or indirectly, to a Party or the execution and/or performance of this Agreement, disclosed by or on behalf of a Party, which is generally considered confidential or proprietary. Confidential Information shall not include: (i) information that currently exists in the public domain, or subsequently comes into the public domain other than by a breach of this Agreement, (ii) information obtained by the receiving Party from third parties which do not owe confidentiality obligations to the disclosing Party, (iii) information lawfully possessed by the receiving Party prior to disclosure by the disclosing Party, or (iv) information independently developed by the receiving Party without reference to the Confidential Information.

“保密信息”指直接或间接与某⼀缔约⽅或缔结和履⾏本协议有关的、由⼀⽅披露给另⼀⽅的、被普遍认为有保密或财产性质的所有信息（⽆论该信息以书⾯、⼝头或电⼦形式存在）。保密信息不包括：(i)并⾮由于某缔约⽅对本协议的违约⽽现时已存在于公共领域，或者之后进⼊公共 领域的信息，(ii)接收⽅从第三⽅处获得的信息，该等第三⽅对披露⽅不负有保密义务, (iii)在披露⽅披露之前接收⽅已经持有的信息, 或(iv)接收

⽅在不接触保密信息的基础上独⽴开发的信息。

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

“控制”指通过对证券的所有权、合同或其他⽅式实现对某法律实体的直接或间接的管理或影响其政策。 “Defaulting Party” has the meaning given to it in Section 8.1.

“违约⽅” 具有第8.1条所赋予的含义。

“Deposit” has the meaning given to it in Section 6.1.

“保证⾦” 具有第6.1条所赋予的含义。

“Effective Date” means the date on which Merchant clicks to agree to this Agreement.

“有效⽇期”指商户点击同意本协议的⽇期。

“Existing Bookings” has the meaning given to it in Section 9.6(a).

“既存预订” 具有第9.6(a)条所赋予的含义。 “Fees” has the meaning given to it in Section 7.2. “费⽤” 具有第7.2条所赋予的含义。

“Fee Schedule” means “List of Fees for Fliggy’s International Merchants” published by Fliggy on Fliggy International Platform, the Fee Schedule of year 2025 is available at: https://rule.fliggy.hk/search? spm=181.13996590.8532506920.8.1dd03551z2w2Kd&domainfield=319&ruleId=20006540&type=content

“费⽤表”指“⻜猪国际各类⽬费⽤⼀览表”，2025年度的费⽤表载于： https://rule.fliggy.hk/search? spm=181.13996590.8532506920.8.1dd03551z2w2Kd&domainfield=319&ruleId=20006540&type=content

“Fliggy International Platform” means the online tourism products marketplace operated by Fliggy International, including the Fliggy International website (URL: www.alitrip.hk, www.fliggy.hk or other URL utilized by Fliggy International from time to time) and the relevant APPs.

“⻜猪国际平台” 指⻜猪国际运营的在线旅⾏商品平台，包括⻜猪国际⽹站（URL: www.alitrip.hk, www.fliggy.hk 或其他⻜猪国际不时使⽤的

URL）和其相关客户端。

“Fliggy International Privacy Policy” means a privacy policy of the Fliggy International Platform, available at https://terms.alicdn.com/legal- agreement/terms/suit_bu1_alibaba_group/suit_bu1_alibaba_group201703311426_14522.html ..

“⻜猪国际隐私政策”指⻜猪国际平台的隐私政策，载于https://terms.alicdn.com/legal- agreement/terms/suit_bu1_alibaba_group/suit_bu1_alibaba_group201703311426_14522.html 。

“Fliggy International Rules” means rules of the Fliggy International Platform regulating, among other things, Merchants’ activities on Fliggy International Platform, available at https://rule.fliggy.hk/search?

spm=181.13996576.9166861480.5.19bb2694HveGiT&ruleId=11002013&ty p e=content&ttid=seo.000000576 .

“⻜猪国际规则”指⻜猪国际平台的规则，其内容包括对商户⾏为的规范和其他事宜，载于https://rule.fliggy.hk/search? spm=181.13996576.9166861480.5.19bb2694HveGiT&ruleId=11002013&ty pe=content&ttid=seo.000000576 。

“Fliggy International Users” means users of the Fliggy International Platform who have agreed to its user terms.

“⻜猪国际⽤户”指⻜猪国际平台的⽤户，该等⽤户已同意了⻜猪国际平台的⽤户条款。

“Force Majeure Event” means, in respect of any person, circumstances including, without limitation, acts of God; natural disaster; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; boarder closure; riots; power failures; computer failure and any such circumstances beyond such person’s reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; trade disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

“不可抗⼒事件”指对任何⼈⽽⾔，超出其控制范围的、可能引起公共设施、运输、电脑（硬件或软件）或电话服务的中断、事故、劳动争议、贸易争议、⺠事或军事主管机关的⾏为、政府⾏为或⽆法获得劳务、原材料、设备或运输服务的情形，包括但不限于天灾、⾃然灾害、战争、

⺠事或军事动荡、恐怖主义⾏为、蓄意破坏、罢⼯、流⾏病疫情、边境关闭、骚乱、断电和电脑服务中断。

“HKIAC” means the Hong Kong International Arbitration Centre.

“HKIAC”指⾹港国际仲裁中⼼。

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“⾹港”指中华⼈⺠共和国⾹港特别⾏政区。

“Initial Term” has the meaning given to it in Section 9.1.

“初始有效期” 具有第9.1条所赋予的含义。

“Merchant Alipay Account” means the Merchant’s account with Alipay.

“商户⽀付宝账户”指商户在⽀付宝开设的账户。

“Merchant Content” means any and all content or information uploaded by the Merchant onto Fliggy International Platform.

“商户内容”指商户上载到⻜猪国际平台的所有内容和信息。

“Merchant Fliggy Account” means an account provided by Fliggy International to Merchant for Merchant’s operation on the Fliggy International Platform.

“商户⻜猪账户”指⻜猪国际提供给商户的、⽤于商户在⻜猪国际平台运作的账户。

“Merchant Goods & Services” means the goods and/or services offered by Merchant to Fliggy International Users via the Store.

“商户商品及服务”指商户通过店铺向⻜猪国际⽤户提供的商品或服务。 “Non-Defaulting Party” has the meaning given to it in Section 8.1.

“守约⽅” 具有第8.1条所赋予的含义。

“Personal Information” means any and all kinds of information related to identified or identifiable natural persons recorded by electronic or other means of the Fliggy International Users, excluding the information processed anonymously.

“个⼈信息”指⻜猪国际⽤户的所有以电⼦或者其他⽅式记录的与已识别或者可识别的⾃然⼈有关的各种信息，不包括匿名化处理后的信息。 “Personal Information Protection Law” means Personal Information Protection Law of People’s Republic of China.

“个⼈信息保护法”指中华⼈⺠共和国《个⼈信息保护法》。 “Post Termination Period” means:

(a) with respect to sellers of flight tickets, train tickets, bus tickets and related add-on products, twelve (12) months from the Termination Day;

(b)       with respect to sellers of any other products, three (3) months from the Termination Day. “终⽌后时期”指：

(a) 对于机票、⽕⻋票、汽⻋票和增值服务的卖家⽽⾔，终⽌⽇之后的⼗⼆（12）个⽉；

(b) 对于其他商品的卖家⽽⾔，终⽌⽇之后的三（3）个⽉。

“Real Time Transaction Fee” has the meaning given to it in Section 7.2(b)(i).

“实时划扣软件服务费” 具有第 7.2(b)(i)条所赋予的含义。 “Renewal Term” has the meaning given to it in Section 9.1.

“延续有效期” 具有第9.1条所赋予的含义。

“Service Communication” means all communication between the Merchant’s representatives and Fliggy International Users, including communication made via AliWangWang (阿⾥旺旺).

“服务沟通内容”指商户的代表和⻜猪国际⽤户之间的所有沟通内容，包括通过阿⾥旺旺进⾏的沟通。

“Services” has the meaning given to it in Section 2.1.

“服务” 具有第2.1条所赋予的含义。

“Standards for Merchant Invitation” means the criteria which a seller needs to satisfy in order to be accepted to conduct business on the Fliggy International Platform; the Standards for Merchant Invitation of year 2025 is available at: https://rule.fliggy.hk/search? spm=181.13996576.9166861480.12.2d662694A18Dth&domainfield=319&ruleId=20006542&type=content

“商户招商标准”指商户⼊驻⻜猪国际平台须满⾜的条件，2025年度的商户招商标准载于：

https://rule.fliggy.hk/search?spm=181.13996576.9166861480.12.2d662694A18Dth&domainfield=319&ruleId=20006542&type=content “Store” means the designated space on the Fliggy International Platform hosting the Merchant Content.

“店铺”指展示商户内容的⻜猪国际平台上的特定⽹络空间。

“Supporting Documents” means the documents evidencing that the Merchant is legally qualified or permitted to carry on the business it currently or proposes to engage in; the scope of the Supporting Documents shall be determined by Fliggy International in its sole discretion.

“证明⽂件”指⽤于证明商户有合法资质经营其现时已经从事或意欲开展的业务，证明⽂件的范围由⻜猪国际决定。

“Taxes”mean all federal, state, provincial, territorial, county, municipal, local or foreign taxes, levies and charges, including but not limited to sales, use, occupancy, accommodation, lodging, tourism, gross receipts, license, excise, good and services, value added, stamp or transfer taxes, duties, imposts, levies, assessments, tariffs, fees, charges or withholdings of any nature whatsoever, together with all interest, penalties, fines or other additional amounts imposed in respect thereof.

“税⾦”包括所有联邦、州、省、地区、县、市、地⽅或外国的税费，包括但不限于销售 税、使⽤税、占⽤税，住宿税，旅游税, 基于总收⼊征收的税、许可税、消费税、商品和服务税、增值税、印花税或转让税、出⼝税、进⼝ 税、附加税费、核定税、关税、收费，及可能被扣缴的任

何性质的税 费或费⽤及所有利息、罚⾦、罚款或其他额外费⽤。

“Term” has the meaning given to it in Section 9.1.

“有效期” 具有第9.1条所赋予的含义。

“Termination Day” means, as applicable, (i) the last day of the Term; or (ii) the date on which this Agreement is terminated pursuant to Section 9.2, Section 9.3 or Section 9.4.

“终⽌⽇”指：(i) 有效期的最后⼀⽇; 或(ii) 依据第9.2条、第9.3条或第9.4条本协议被终⽌之⽇，以适⽤者为准。

“Threshold Amount” has the meaning given to it in Section 6.1.

“⻔槛⾦额” 具有第6.1条所赋予的含义。

Section 2. Services

2.1.       Subject to Section 3, during the Term, Fliggy International shall provide or procure the provision of, the following services (the “Services”) to Merchant:

受限于第3条，在有效期内，⻜猪国际应为商户提供或促使他⼈为商户提供以下服务（“服务”）：

(a) Network Information Service. Fliggy International shall provide network information service for enabling Merchant to:

⽹络信息服务。⻜猪国际应向商户提供⽹络信息服务，使商户得以：

(i) list Merchant Content on the Fliggy International Platform;

在⻜猪国际平台上展示商户内容；

(ii) enter into and complete transactions with Fliggy International Users via the Fliggy International Platform; and

通过⻜猪国际平台与⻜猪国际⽤户达成及完成交易；和

(iii)       participate in promotional events hosted by Fliggy International or its Affiliates, subject to availability and terms and conditions of the relevant promotional event.

受限于有关促销活动是否举办及其条款条件，参加⻜猪国际或其关联⽅主办的促销活动。

(b) Subdomain Service. Fliggy International shall provide Merchant with a subdomain of Fliggy International Platform for the purpose of the Store.

⼆级域名服务。⻜猪国际应向商户提供⼀个⼆级域名⽤于店铺运营。

(c) Inquiry Service. Fliggy International shall respond to inquiries of Merchant in connection with the operation of the Store, within a reasonable time.

咨询服务。⻜猪国际应在合理时间内及时回复商户关于店铺运营的咨询。

2.2.       Merchant understands that Fliggy International is required by Applicable Laws to ensure that all sellers on the Fliggy International Platform shall only offer those products or services which such sellers are legally qualified to sell. Accordingly, Merchant agrees that Fliggy International may limit the scope of the Merchant Content, based on the Supporting Documents, description of the Store, third-party claims, or Applicable Laws.

商户理解，适⽤法律要求⻜猪国际确保卖家在⻜猪国际平台仅销售卖家有合法资质销售的商品。因此，商户同意⻜猪国际有权依据证明⽂件、店铺描述、第三⽅投诉或适⽤法律对商户内容施加限制。

2.3.       Without prejudicing Section 8, Fliggy International may remove any Merchant Content from Fliggy International Platform without incurring any liability if, in Fliggy International’s reasonable opinion:

在不减损第8条的前提下，⻜猪国际有权依据其合理评估，在发⽣以下情形时移除有关商户内容⽽不引发任何责任：

(a) the Merchant Content aims to avoid payment of the Fees;

商户内容的⽬的在于逃避缴纳费⽤；

(b) the Merchant Content aims to create transaction volume or boost the Merchant’s rating in a fraudulent manner;

商户内容的⽬的在于⽤欺诈⼿段增加销量或炒作信⽤；

(c) the Merchant Content is fraudulent or misleading;

商户内容带有欺诈或误导成分；

(d) the Merchant Content is irrelevant to the transactions of the Store;

商户内容与店铺交易⽆关；

(e) the Merchant Content infringes third party rights;

商户内容侵犯第三⽅权利；

(f) the Merchant Content constitutes shill bidding or otherwise interferes with the ordinary operation of the Fliggy International Platform;

商户内容构成恶意竞价或其他扰乱⻜猪国际平台正常经营的⾏为；

(g) the Merchant Content is defamatory, libelous, threatening, harassing, obscene, unpleasant, offensive, sexually explicit or harmful to minors;

商户内容含有诽谤、中伤、恐吓、骚扰、猥亵、令⼈反感、有攻击性、⾊情或有害于未成年⼈的信息；

(h) Fliggy International has received a substantial amount of customer complaints with respect to the Merchant Content; or

⻜猪国际收到了相当数量的针对商户内容的消费者投诉；或

(i) the Merchant Content is otherwise prejudicial to public interest or the legitimate interest of Fliggy International Users.

商户内容含有其他违反公众利益或⻜猪国际⽤户合法权益的信息。

2.4.       Merchant hereby grants Fliggy International a non-exclusive, worldwide and royalty-free license to use Merchant Content for the purposes of the Merchant’s business operation on the Fliggy International Platform.

为商户在⻜猪国际平台开展商业运营之⽬的，商户授予⻜猪国际⼀项⾮独占性、全球性、免许可费⽤的使⽤商户内容的许可。

Section 3. Conditions Precedent前提条件

3.1. Provision of the Services is conditional on:

⻜猪国际在以下各项条件均被满⾜时才会提供服务：

(a)       Merchant having executed this Agreement and the Alipay Agreements, either by delivering its signature pages to the same or clicking to agree to the online versions of the same;

商户已通过物理签署或在线点击的⽅式签署本协议和⽀付宝协议；

(b) Merchant satisfies the criteria applicable to the Store as specified in Standards for Merchant Invitation;

商户满⾜商户招商标准中所载的适⽤于店铺的各项要求；

(c) Merchant having provided all Supporting Documents required by Fliggy International; and

商户已提供⻜猪国际所要求的全部证明⽂件；和

(d) Merchant having paid the Annual Fee and the Deposit in accordance with Section 7.2(a) and Section 6.1

商户已按照第7.2(a)条和第6.1条的要求交纳了年费和保证⾦

(collectively, the “Conditions”).

（以上，合称为“前提条件”）。

3.2.       If any of the Conditions has not been satisfied within fourteen (14) days from the day on which the Merchant executes this Agreement, Fliggy International may terminate this Agreement immediately.

如果在商户签署本协议后的⼗四（14）天内任何前提条件尚未被满⾜，⻜猪国际有权⽴即终⽌本协议。

3.3.       During the Term, Merchant shall notify Fliggy International of any changes to the Supporting Documents which, in a reasonable person’s opinion, may have an impact on the operation of the Store, within a reasonably period of time from the occurrence of such change. In the event that such changes would render any of the Conditions not being satisfied, Fliggy International may terminate this Agreement immediately upon written notice to Merchant.

在有效期内，如果证明⽂件发⽣变动，⽽按照客观理性标准，该等变动将影响店铺的运营，则商户应在该等变动发⽣后的合理时间内将变动内容通知⻜猪国际。如果该等变动造成任何前提条件不再被满⾜，⻜猪国际有权⽴即书⾯通知商户终⽌本协议。

3.4.       During the Term, to the extent any additional Supporting Documents shall be required, Fliggy International shall notify Merchant of such additional Supporting Documents and Merchant shall provide the same to Fliggy International as soon as practicable.

在有效期内，如果⻜猪国际要求商户补充提供任何额外的证明⽂件，⻜猪国际应将该等要求通知到商户，商户须尽快向⻜猪国际提供该等额外证明⽂件。

Section 4. Merchant Obligations 商户义务

4.1. General. Merchant shall

通⽤义务。商户应：

(a)       only allow its authorized representatives to log in to the Merchant Fliggy International Account and Merchant understands that all activities conducted via the Merchant Fliggy International Account shall be deemed as carried out by Merchant;

仅允许其授权代表登录商户⻜猪国际账户；商户理解：使⽤商户⻜猪国际账户进⾏的所有操作将被视为商户⾃身的⾏为；

(b) deliver Merchant Goods & Services to Fliggy International Users in accordance with the Merchant Content and/or Service Communication;

按照商户内容及服务沟通内容向⻜猪国际⽤户提供商户商品及服务；

(c)       at all times, comply with all Applicable Laws (including Applicable Laws in relation to advertising, business qualification, customer protection, cybersecurity and personal data protection) and avoid infringing any third-party rights; and

在任何时候都遵守所有适⽤法律（包括与⼴告、商业资质、消费者保护、⽹络安全和个⼈数据保护有关的适⽤法律），避免侵犯第三⽅权利；和

(d)       avoid abusing any functions of the Fliggy International Platform, obtaining unfair advantages in a fraudulent manner or engaging in any other behavior which may jeopardize the integrity of Fliggy International Platform as a marketplace; without limiting the foregoing, Merchant understands that prohibited sales tactics include placing fake reservations to create transaction volume and posting fake or misleading traveler review to boost the Merchant’s rating.

避免滥⽤⻜猪国际平台的任何功能，采取欺诈⼿段获取不正当利益或从事其他扰乱⻜猪国际平台运营，损害⻜猪国际平台信誉的⾏为；在不限制前述要求的前提下，商户理解：通过虚假预订增加销量和上载虚假或误导性评价来增加商户评分的⾏为属于被禁⽌的营销⼿段。

4.2. Fliggy International Rules. Merchant agrees to comply with Fliggy International Rules during the Term and Merchant understands that:

⻜猪国际规则。商户同意在有效期内遵守⻜猪国际规则。商户理解：

(a)       Fliggy International Rules apply to all sellers on the Fliggy International Platform and are essential to the orderly operation and the maintenance of service standard of the Fliggy International Platform;

⻜猪国际规则适⽤于所有⻜猪国际平台上的卖家，其对于维持⻜猪国际平台的有序运营和确保⻜猪国际平台的服务质量⾄关重要；

(b)       as an operator of the Fliggy International Platform, Fliggy International may amend Fliggy International Rules from time to time and publish any such amendment on Fliggy International Platform at least seven (7) days before such amendment becomes effective;

作为⻜猪国际平台的运营⽅，⻜猪国际有权不时修改⻜猪国际规则，该等修改须在其⽣效前⾄少七（7）天进⾏公示；

(c)       if Merchant continues to utilize the Services after any amended Fliggy International Rules become effective, Merchant shall be deemed to have agreed to comply with the amended Fliggy International Rules; and

如果商户在修改后的⻜猪国际规则⽣效后仍继续使⽤服务，商户将被视为同意了修改后的⻜猪国际规则；和

(d)       if Merchant does not agree to comply with the amended Fliggy International Rules, Merchant may elect to terminate this Agreement pursuant to Section 9.2.

如果商户不同意修改后的⻜猪国际规则，商户可以按照第9.2条选择终⽌本协议。

4.3. Data Security. Merchant shall

数据安全。商户应当：

(a)       not collect, use or share Personal Information unless doing so is in compliance with Personal Information Protection Law and necessary for providing Merchant Goods & Services to Fliggy International Users in accordance with Fliggy International Privacy Policy;

避免收集、使⽤或分享个⼈信息，除⾮该⾏为符合个⼈信息保护法的要求，或者是按照⻜猪国际隐私政策的要求为⻜猪国际⽤户提供商户商品及服务所必要；

(b)       implement adequate organizational and technical measures to ensure security of Personal Information, including protecting the Personal Information from accidental or unlawful destruction, loss, alteration, unauthorized disclosure thereof, or unlawful access thereto;

在组织结构和技术⼿段层⾯采取充分措施确保个⼈信息的安全，包括避免个⼈信息被意外或⾮法删除、遭到灭失、变更或被⾮法披露或访问；

(c)       promptly notify Fliggy International in writing if there is any suspicion of irregularities in the storage or processing of Personal Information and take necessary measures to mitigate the consequence thereof (if any);

如果商户有理由怀疑其个⼈信息的存储或处理上存在异常情况，商户应⽴即书⾯通知⻜猪国际并采取必要措施减轻该等异常情况造成的影响；

(d)       without prior written consent of Fliggy International Users, not use any Personal Information for any commercial purpose other than as contemplated under this Agreement; and

未经⻜猪国际⽤户事前书⾯同意，商户不得为任何本协议未约定的商业⽬的使⽤个⼈信息；和

(e)       to the extent necessary, Merchant shall cooperate reasonably and in good faith with Fliggy International in order to respond to any correspondence, enquiry or complaint received by Fliggy International from a data subject, regulator or other third party related to processing of Personal Information by Fliggy International and/or Merchant.

如有必要，商户应合理诚信地配合⻜猪国际对⻜猪国际从数据主体、主管机关或其他第三⽅处收到的、涉及⻜猪国际和/或商户的个⼈信息处理的联系、查询和投诉进⾏回应。

4.4. Anti-Bribery. Neither the Merchant, nor any of its directors, officers, employees, agents or any other person acting on their behalf shall:

反贿赂。商户或其董事、⾼级管理⼈员、雇员、代理或其他代商户⾏事的⼈均不得：

(a)       directly or indirectly, make any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments or other payments, in the form of cash, gifts, or otherwise, to Fliggy International, its Affiliates, its directors, officers, employees, agents or any person acting on its behalf, to influence their action or secure an improper advantage;

直接或间接向⻜猪国际及其关联⽅、董事、⾼级管理⼈员、雇员、代理或其他代⻜猪国际⾏事的⼈提供现⾦、礼品或者其他形式的贿赂、回赠、酬劳、收买⾦、回扣、⾮法款项或其他形式的⽀付，其⽬的在于影响前述⼈员的⾏为或者获取不正当利益；

(b) take any other action in violation of applicable anti-bribery laws.

作出其他违反适⽤的反贿赂法律的⾏为。

Section 5. Representations and Warranties by Merchant 商户陈述和保证

Merchant represents and warrants to Fliggy International that:

商户向⻜猪国际陈述及保证：

5.1.       it is lawfully incorporated and validly existing under the Applicable Laws and has the requisite power and authority to execute and perform this Agreement;

商户是根据适⽤法律合法注册和有效存在的法律实体，有缔结和履⾏本协议的权⼒和授权；

5.2.       it has legally and effectively taken all necessary measures and obtained all approvals to authorize the execution, delivery and performance of this Agreement and any other agreements and instruments to be executed and delivered by it pursuant to this Agreement;

商户已通过合法有效的途径获得缔结、交付和履⾏本协议及依据本协议需要缔结和交付的其他任何协议和⽂书所需要的所有⼿续和批准；

5.3.       the execution and delivery of, and the performance by it of this Agreement will not conflict with any Applicable Laws or result in a breach of any contract to which it is bound, and it will not enter into any contract or accept any obligation inconsistent or incompatible with its obligations hereunder;

商户缔结、交付和履⾏本协议不会与任何适⽤法律相冲突或造成商户在对其有约束⼒的合同项下发⽣违约，且商户将避免缔结任何合同或接受任何义务，⽽该等合同或义务是与本协议下商户的义务相冲突或不相容的；

5.4.       as of the Effective Date, there are no existing, pending or to its knowledge, threatened claim, counterclaim, litigation, arbitration, governmental investigation, order, decree, judgement or other legal, administrative or tax proceedings against it which may affect its ability to fulfill its obligations under this Agreement;

截⽌有效⽇期，并不存在会影响商户履⾏本协议项下义务的能⼒的任何既存、未决、或商户知晓的被威胁的索赔、反诉、诉讼、仲裁、政府调查、命令、法令、判决或其他司法、⾏政或税务程序；

5.5.       it has the corporate power and all licenses, permits, registrations, certificates and authorizations necessary to legally carry on its business, including carry on its business on the Fliggy International Platform;

商户有权开展其业务，包括在⻜猪国际平台开展业务；且商户持有对于其开展业务，包括开展业务所必须的所有牌照、许可、登记、证书和授权；

5.6.       all Supporting Documents provided are authentic, accurate, legal and valid; to the extent the Supporting Documents contain any personal information, Merchant has obtained all necessary consent from the relevant data subject(s) with respect to the disclosure of such personal information to Fliggy International for the purpose contemplated herein;

所有商户提供的证明⽂件均真实、准确、合法且有效；如果证明⽂件中含有任何个⼈信息，商户已从相关数据主体处获得必要授权将该等个

⼈信息披露给⻜猪国际⽤于本协议所涉及的⽬的；

5.7.       all Merchant Content and Service Communication is factually correct and accurate, and does not infringe the legal rights or interests of any third party or violate any Applicable Laws;

所有商户内容及服务沟通内容均与事实相符且准确，不侵犯任何第三⽅权利或利益，不违反任何适⽤法律；

5.8.       Merchant owns all right, title and interest in and to the Merchant Goods & Services and Merchant Content and has unencumbered right to license the Merchant Content to Fliggy International as set out in this Agreement; and

商户拥有商户商品及服务和商户内容的所有权利、所有权及权益，且有权将商户内容按本协议约定许可给⻜猪国际使⽤；和

5.9.       utilization of the Merchant Content by Fliggy International will not infringe, misappropriate or otherwise violate any intellectual property right of any other person.

⻜猪国际对商户内容的使⽤不会造成对任何他⼈的知识产权的侵犯、盗⽤或其他危害。

Section 6. Deposit 保证⾦

6.1.       Merchant shall remit to the Merchant Alipay Account a deposit (the “Deposit”) in the amount applicable to Merchant as set forth in the Fee Schedule (the “Threshold Amount”) within seven (7) Business Days after executing this Agreement to guarantee Merchant’s performance of its obligations under this Agreement.

在本协议签署之⽇起七（7）⽇内，商户须将⼀定数额的保证⾦（“保证⾦”）交纳到商户⽀付宝账户，⽤于担保商家对本协议的履⾏。保证⾦的具体数额（“⻔槛⾦额”）按照费⽤表确定。

6.2. Fliggy International will instruct Alipay to put a hold on the Deposit in Merchant Alipay Account prior to providing the Services to Merchant.

在向商户提供服务之前，⻜猪国际将指示⽀付宝锁定商户⽀付宝账户中的保证⾦。

6.3.       Fliggy International may, at its sole discretion, change the amount of the Deposit, provided that, Fliggy International shall notify Merchant by email as soon as practicable of such change. If applicable, Merchant shall deposit the increased amount of the Deposit into the Merchant Alipay Account within fifteen (15) days upon receipt of Fliggy International’s notice.

⻜猪国际有权调整保证⾦的⾦额，但前提是⻜猪国际及时通过电⼦邮件通知商户该等⾦额调整。如必要，商户应在收到⻜猪国际通知的⼗五

（15）天之内，将保证⾦⾦额被增加的部分存⼊商户⽀付宝账户。

6.4. Fliggy International may instruct Alipay to deduct any amount from the Deposit in satisfaction of:

⻜猪国际有权指示⽀付宝从保证⾦中划扣款项，⽤于实现：

(a) Merchant’s liability towards any Fliggy International Users pursuant to Section 8.3;

在第8.3条项下商户对⻜猪国际⽤户的责任；

(b) Merchant’s liability towards Fliggy International pursuant to Section 8.4 or Section 8.5; and

在第8.4条和第8.5条项下商户对⻜猪国际的责任；和

(c)       Merchant’s liability towards Fliggy International’s Affiliate(s) arising or resulting from the Merchant’s breach of any agreement between Merchant and the Affiliate(s);

商户对商户与⻜猪国际的关联⽅之间的合同的违约所引发的商户对⻜猪国际关联⽅的责任。

6.5.       Fliggy International shall notify Merchant in writing (including in the form of email or system message of Fliggy International Platform) of any deduction from the Deposit. Such notice shall set forth the amount deducted and the reason(s) thereof.

如果发⽣对保证⾦的划扣，⻜猪国际应书⾯通知商户（包括通过电⼦邮件或⻜猪国际平台系统消息的⽅式）。该等通知应当说明被划扣的⾦额及划扣的原因。

6.6.       If there is any deduction from the Deposit, Merchant shall deposit additional amount into the Merchant Alipay Account such that the amount of the Deposit is equal to the Threshold Amount, within fifteen (15) days from being notified by Fliggy International to do so.

如果发⽣对保证⾦的划扣，商户应当在收到⻜猪国际发出的、通知商户补⾜保证⾦⾦额的通知之⽇起⼗五（15）⽇内，向商户⽀付宝账户中存⼊款项，使得保证⾦的⾦额与⻔槛⾦额相等。

6.7.	If:

如果：

(a)	the Term has ended or this Agreement is otherwise terminated; and

有效期已结束，或者本协议因其他原因被终⽌；且

(b)       by the end of the Post Termination Period, there has been no pending transactions of the Store and no other unresolved matters relating to the Merchant’s business operation on the Fliggy International Platform,

在终⽌后时期结束时，店铺中不存在尚未完结的交易或者其他尚未解决的与商户在⻜猪国际平台的业务经营有关的事项，

Fliggy International shall instruct Alipay to lift the hold on the Deposit, within ten (10) Business Days from the end of the Post Termination Period.

⻜猪国际将在终⽌后时期结束后的⼗（10）个⼯作⽇内，指示⽀付宝解除对保证⾦的锁定。

6.8.       If Fliggy International terminates this Agreement pursuant to Section 9.3(d), Fliggy International shall (without prejudice to its other rights and remedies) be entitled to retain the Deposit as liquidated damages, it being hereby agreed that the retention of such liquidated damages is not a penalty but a genuine pre-estimate of Fliggy International’s loss arising out of any of the events set out in Section 9.3(d).

如果⻜猪国际依据第9.3(d)条终⽌本协议，（在不影响⻜猪国际其他权利和救济的前提下）⻜猪国际有权留置保证⾦作为商户⽀付给⻜猪国际的违约⾦。双⽅同意，该等⾦额是对第9.3(d)条所列举情形发⽣时⻜猪国际所遭受的损失⾦额的合理预估。

Section 7. Fee and Payment; Tax Matters 费⽤⽀付；税务事项

7.1.       Merchant agrees to use the services provided by Alipay, or another service provider designated by Fliggy International, as the payment solution for all transactions of the Store on Fliggy International Platform.

商户同意使⽤⽀付宝或者⻜猪国际指定的其他服务商提供的⽀付服务⽤于店铺中进⾏的所有交易。

7.2. Merchant agrees to pay the following fees (collectively, “Fees”) to Fliggy International as consideration for the Services.

作为服务的对价，商户同意向⻜猪国际⽀付如下费⽤（合称为“费⽤”）。

(a) Annual Fee 年费

(i)       Merchant shall pay a lump-sum annual fee, by remitting such amount to the Merchant Alipay Account, for each calendar year within the Term (the “Annual Fee”). The Fee Schedule sets out the applicable Annual Fee for each category of sellers operating on the Fliggy International Platform. If in any particular calendar year, Fliggy International only provides Services to Merchant for a portion of such calendar year, the Annual Fee of such year shall be prorated as appropriate, provided that Fliggy International shall not refund any portion of the Annual Fee if this Agreement is terminated due to the Merchant’s breach of this Agreement or its non-compliance with Applicable Laws.

有效期内的每⼀个⾃然年度，商户应缴纳⼀笔年费（“年费”），缴纳的⽅式为将该等⾦额汇⼊商户⽀付宝账户。适⽤于⻜猪国际平台上各类卖家的年费⾦额载于费⽤表中。如果在某⾃然年度，⻜猪国际仅在该年度的部分时段为商户提供服务，则该年度的年费应当按⽐例收取，但是，如果本协议因商户的违约或违法⾏为⽽被终⽌，⻜猪国际将不会退还年费。

(ii)       For the first calendar year in the Term, Merchant shall pay the Annual Fee within seven (7) days after its execution of this Agreement. For each following calendar year in the Term, Fliggy International shall notify Merchant in advance of the due date of the Annual Fee and allow Merchant a reasonable period of time to complete the payment.

对于有效期中的第⼀个⾃然年度，商户应在本协议缔结后的七（7）⽇内交纳年费。对于其后的⾃然年度，⻜猪国际将提前通知商户交纳年费的时间，并给与商户合理时间完成年费交纳。

(b) Real Time Transaction Fee实时划扣软件服务费

(i)       Merchant shall pay a transaction fee calculated as a percentage of the transaction amount of the Store recorded by Alipay’s system (the “Real Time Transaction Fee”). The Fee Schedule sets out the applicable Real Time Transaction Fee rate for each category of goods and/or services offered via the Fliggy International Platform.

对于⽀付宝系统记录的店铺中的交易，商户应以交易额为基础按⼀定的百分⽐费率缴纳交易服务费（“实时划扣软件服务费”）。适⽤于⻜猪国际平台上的各类商品和服务的实时划扣软件服务费费率载于费⽤表中。

(ii)       The Real Time Transaction Fee shall be paid in the form of a deduction made by Alipay from the relevant transaction amount, concurrently with Alipay’s processing of each transaction payment.

实时划扣软件服务费的交纳通过⽀付宝在处理每笔交易时从交易额中划扣的⽅式实现。

(iii)       If a Fliggy International User requests to cancel and refund any Merchant Goods & Services, and Fliggy International has verified such request, the Real Time Transaction Fee charged for such transaction shall be refunded to Merchant.

如果⻜猪国际⽤户申请退款及取消服务，⽽⻜猪国际证实该申请属实，⻜猪国际将向商户退还因该等交易⽽⽀付的实时划扣软件服务费。

(iv)       Merchant understands and acknowledges that Fliggy International will not refund the Real Time Transaction Fee for any refund to Fliggy International Users which is not processed via Alipay.

商户理解并确认，如果向⻜猪国际⽤户的退款并⾮通过⽀付宝完成，⻜猪国际将不退还该笔交易的实时划扣软件服务费。

7.3.       Merchant shall pay the Fees in CNY. To the extent Merchant pays the Fees in a currency other than CNY, Merchant shall ensure the amount received by Fliggy International, when converted into CNY, results in an amount no less than the relevant amount stated in the Fee Schedule.

商户应以⼈⺠币交纳所有费⽤。如果商户以⼈⺠币以外的币种交纳费⽤，商户应确保⻜猪国际收到的⾦额在兑换为⼈⺠币后，不少于费⽤表中所载的相关⾦额。

7.4.       Fliggy International may amend the Fee Schedule from time to time and shall provide notice of any change applicable to Merchant at least one (1) month prior to such change becomes effective.

⻜猪国际有权不时修改费⽤表，但应在修改⽣效前的⼀（1）个⽉通知商户。

7.5.       The Fees are exclusive of any Taxes. To the extent Applicable Laws require Fliggy International to collect any Taxes on the Fees, Merchant shall pay such Taxes to Fliggy International, in addition to the Fees.

所有费⽤均不含税。如果适⽤法律要求⻜猪国际在费⽤上收取税⾦，商户须在费⽤之外另向⻜猪国际⽀付税⾦。

7.6.       Notwithstanding anything to the contrary herein, all amounts payable by Merchant pursuant to this Agreement shall be free of any withholding amount. If Merchant is required to withhold any Taxes from any amount payable by Merchant under this Agreement, Merchant shall

即使本协议有任何相反约定，商户对交纳的所有⾦额均不得进⾏预扣。如果商户被要求在交纳本协议项下约定⾦额时对任何税⾦进⾏预扣，商户应当：

(a)       pay an additional amount such that the net amount actually received by Fliggy International, after such withholding, equals the full amount of the payment then due;

增加⽀付的⾦额，使得⻜猪国际收到的净额，在预扣后，与商户应交纳的⾦额相等；

(b) timely pay to the relevant taxation authority the full amount required to be withheld in accordance with Applicable Laws; and

及时向有关税务主管机关缴纳按照适⽤法律预扣的⾦额；和

(c)       provide to Fliggy International, as soon as practicable (but in any event no later than thirty (30) days following the payment made to the relevant taxation authority), an official receipt evidencing payment of such withheld amount.

尽快（不得晚于向有关税务主管机关缴纳税⾦之后的三⼗（30）⽇）向⻜猪国际提供证明其已⽀付预扣⾦额的正式收据。

Section 8. Liability 责任

8.1.       If a Party is in breach of this Agreement (the “Defaulting Party”), the other Party (the “Non-Defaulting Party”) may notify the Defaulting Party of the breach, and the Defaulting Party shall make best efforts to remedy the breach within the period of time as specified in the notice of the Non-Defaulting Party and in any event, within a reasonable period of time.

如果⼀⽅违反本协议（“违约⽅”），另⼀⽅（“守约⽅”）有权通知违约⽅，说明其违约⾏为，违约⽅应尽最⼤努⼒在守约⽅通知中所要求的期限内，且⽆论如何应在合理期限内，补救其违约⾏为。

8.2.       If Fliggy International has reasonable grounds to believe that Merchant might have breached any terms of this Agreement, infringed third party rights or in non-compliance with Applicable Laws, Fliggy International may:

如果⻜猪国际有合理理由认为商户违反本协议、侵犯第三⽅权利或违反适⽤法律，⻜猪国际有权：

(a) impose functional restrictions on the Store;

对店铺的服务功能作出限制；

(b) suspending the Services; or

暂停服务；或

(c) revoke the Merchant’s right to use the sub-domain for the Store.

收回商户使⽤店铺的⼆级域名的权利。

8.3.       Merchant shall indemnify and hold harmless Fliggy International Users from and against any and all losses, costs and expenses of any nature whatsoever arising and/or resulting from

商户对⻜猪国际⽤户因以下原因遭受的任何性质的损失、费⽤和花销承担弥偿义务：

(a)       the Merchant Goods & Services, unless the issue giving rise to the aforementioned losses, costs or expenses has been explicitly communicated to the relevant Fliggy International User(s) in the Merchant Content or Service Communication; and

商户商品及服务，除⾮造成损失、费⽤和花销的原因已经通过商户内容或服务沟通内容明确告知给⻜猪国际⽤户；和

(b) Merchant’s breach or non-compliance with any Applicable Laws, this Agreement, Merchant Content or Service Communication;

商户违反或未能遵守任何适⽤法律、本协议、商户内容或服务沟通内容的⾏为；

the amount of such indemnification to be determined by Fliggy International based on its investigation of the relevant issue and to the extent applicable, in accordance with Fliggy International Rules.

该等弥偿义务的具体⾦额由⻜猪国际在对相关事项进⾏调查之后，根据⻜猪国际规则（如适⽤）确定。

8.4.       Merchant understands that user satisfaction is a priority for Fliggy International . Accordingly, to the extent the Merchant becomes liable to any Fliggy International Users pursuant to Section 8.3, Fliggy International may elect to indemnify such Fliggy International Users on behalf of Merchant, in which case, Merchant shall indemnify Fliggy International for the same amount and Section 6.4(b) shall apply.

商户理解，⻜猪国际⾼度重视客户满意度。因此，如果商户应按照第8.3条向⻜猪国际⽤户承担责任，⻜猪国际可对该等⻜猪国际⽤户先⾏赔付，之后商户须对⻜猪国际进⾏等额赔偿且第6.4(b)条适⽤于商户对⻜猪国际的该等赔偿义务。

8.5.       Merchant shall indemnify and hold harmless Fliggy International, its officers, directors, agents, employees and assigns from and against any and all losses, liabilities, claims, suits, judgments, costs and expenses of any nature whatsoever (including, without limitation, attorneys’ fees and costs) arising and/or resulting from and/or relating to, directly and/or indirectly, (i) Merchant’s breach of this Agreement; (ii) Merchant’s non-compliance with any Applicable Laws; and/or (iii) Merchant’s infringement of third party rights.

商户对由(i)商户违反本协议；(ii)商户未能遵守任何适⽤法律；(iii)商户侵害第三⽅权利⽽直接或间接引发、造成或涉及的任何性质的所有损失、责任、索赔、诉讼、判决、费⽤和花销向⻜猪国际及其⾼级管理⼈员、董事、代理、雇员和受让⼈承担弥偿义务并使之不受损害。

Section 9. Term and Termination 有效期和终⽌

9.1.       Subject to the other provisions of this Section 9, the term of this Agreement shall commence on the Effective Date and ends on December 31, 2025 (the “Initial Term”) and such term shall be renewed for one year consecutively and automatically (any such term, a “Renewal Term”) unless a Party notifies the other Party in writing at least thirty (30) days prior to the end of the Initial Term or a Renewal Term, as applicable, advising its decision not to renew this Agreement (the Initial Term and all Renewal Terms collectively, the “Term”).

受限于本第9条的其他条款，本协议的⾃有效⽇期起⽣效，效⼒持续⾄2025年12⽉31⽇（“初始有效期”），且该有效期结束时本协议将⾃动并连续续约⼀年（每⼀个该等续约期，“延续有效期”），除⾮⼀⽅在初始有效期或延续有效期结束前⾄少三⼗（30）天通知另⼀⽅其决定不再续约

（初始有效期和延续有效期统称为“有效期”）。

9.2.       During the Term, either Party may unilaterally terminate this Agreement, by providing the other Party with at least thirty (30) days’ prior written notice. Merchant may provide the aforementioned notice by clicking the “confirming Agreement termination” button available on the user interface of the Fliggy International Platform.

在有效期内，任意⼀⽅均可通过给与对⽅提前三⼗（30）天通知⽽单⽅终⽌本协议。商户可以通过在⻜猪国际平台的⽤户界⾯在线点击“确认退出”按钮的⽅式发出前述通知。

9.3. Notwithstanding anything to the contrary herein, Fliggy International may terminate this Agreement immediately without incurring any liability, if:

⽆论本协议是否有其他相反约定，⻜猪国际可在发⽣以下情形时⽴即终⽌本协议且不引发任何责任：

(a) Merchant fails to log in to the Merchant Fliggy International Account for more than ninety (90) days consecutively;

商户在连续九⼗（90）天或更⻓的时期内未登陆商户⻜猪国际账户；

(b) Merchant fails to achieve the business target (if any) agreed between the Parties;

商户未能达到与⻜猪国际约定的商业⽬标（如有）；

(c) Merchant is in breach of Section 4.3(a), 4.4, 5.6, 6.3, 6.6, or 7.2;

商户违反本协议第4.3(a)条、第4.4条、第5.6条、第6.3条、第6.6条或第7.2条。

(d)       Merchant enters into or becomes the subject of bankruptcy, liquidation, or similar proceedings and such proceeding materially affects Merchant's ability to perform its obligations under this Agreement or operate the Store as originally contemplated;

商户进⼊或成为以下程序的主体：破产、清算或其他类似程序且该等程序严重影响了商户履⾏本协议项下义务或者按照原定计划运营店铺的能⼒；

(e) Fliggy International receives a considerable amount of customer complaints relating to the Merchant Goods & Services and/or the Store;

⻜猪国际接到多宗针对商户商品及服务和/或店铺的消费者投诉；

(f) Merchant is in material non-compliance of any Applicable Laws or has materially infringed the legitimate interest of Fliggy International Users;

商户严重违反任何适⽤法律或者严重侵害⻜猪国际⽤户的合法权益；

(g) Merchant is a subject of substantial amount of negative media exposure; or

出现针对商户的⼤量媒体负⾯报道；或

(h) Fliggy International is required to terminate this Agreement by any Applicable Laws.

⻜猪国际因应任何适⽤法律的要求⽽终⽌本协议。

9.4.       A Non-Defaulting Party may terminate this Agreement immediately if the Defaulting Party fails to remedy any breach in accordance with Section 8.1.

如果违约⽅未能按照第8.1条的要求补救其违约⾏为，守约⽅有权⽴即终⽌本协议。

9.5. Termination of this Agreement shall not affect the accrued rights and obligations of either Party prior to the termination.

本协议的终⽌不影响任何⼀⽅在终⽌前已累积的权利义务。

9.6. Following the Termination Day:

 在终⽌⽇后：

(a)       Fliggy International may remove from the Fliggy International Platform any Merchant Content which is not related to any existing bookings at the time of termination of this Agreement (the “Existing Bookings”).

⻜猪国际有权将与本协议终⽌时已存在的预订（“既存预订”）⽆关的商户内容从⻜猪国际平台上移除；

(b)       Fliggy International may decide, in its sole discretion, to provide Services with respect to the Existing Bookings. Merchant understands that Fliggy International may, notify the Fliggy International Users who made the Existing Bookings, of the cessation of the Merchant’s business operation on the Fliggy International Platform.

⻜猪国际有权⾃⾏决定对于既存预订是否提供服务。商户理解，⻜猪国际有权通知既存预订涉及的⻜猪国际⽤户，商户已经终⽌其在⻜猪国际平台上的经营。

(c) Merchant shall not enter into any new transactions via the Store.

商户不得在店铺中进⾏新的交易。

(d) Merchant shall attend to any unresolved matters in relation to the Store within thirty (30) days from the Termination Day.

商户应在终⽌⽇后的三⼗（30）天内将与店铺有关的任何未完结事项处理完毕。

9.7.       Notwithstanding the termination of this Agreement, Merchant agrees to treat the Existing Bookings as bookings made directly with the Merchant and provide Merchant Goods & Services in accordance with the corresponding Merchant Content and Service Communication.

即使本协议已终⽌，商户仍应将既存预订视为⽤户直接向商户进⾏的预订并按照商户内容和服务沟通内容向⽤户提供商户商品及服务。

Section 10. Confidentiality 保密

10.1.       Each Party will not use the other Party’s Confidential Information, except as necessary for the performance of this Agreement, and will not disclose such Confidential Information to any third party, except to those of its employees, accountants, lawyers, representatives or contractors that need to know such Confidential Information for the performance of this Agreement, provided that each such employee, accountant, lawyer, representative or contractor is subject to obligations that are at least as protective as those set forth herein. Each Party will use all reasonable efforts to maintain the confidentiality of the other Party’s Confidential Information in its possession or control, but in no event less than the efforts that it ordinarily uses with respect to its own confidential information.

除⾮为了履⾏本协议所必要，任何⼀⽅不得使⽤另⼀⽅的保密信息，也不得将另⼀⽅的保密信息透露给任何第三⽅，除了该⽅为了履⾏本协议的⽬的需要知晓保密信息的雇员、会计师、律师、代表或分包商，且该等雇员、会计师、律师、代表或分包商负有与本协议约定的保密义务

⾄少同等级别的保密义务。任何⼀⽅都应尽合理努⼒维持其持有的另⼀⽅保密信息的保密状态，且程度不低于其⽇常⽤于其⾃身的保密信息的保密措施。

10.2.       Upon expiry or termination of the Agreement, each Party shall, upon the other Party’s instructions, return to the other Party, or destroy, the Confidential Information and any copies thereof.

本协议有效期结束或被终⽌时，如⼀⽅要求另⼀⽅返还或销毁保密信息及其副本，被要求的⼀⽅应遵照执⾏。

10.3.       If a Party is involved in any investigation, legal, regulatory or administrative proceeding and it or its representatives is required to disclose any Confidential Information, such Party (i.e. the disclosing Party for the purpose of this Section 10.3) shall (unless prohibited by Applicable Laws) upon becoming aware of the disclosure requirement, immediately inform the other Party (i.e. the non-disclosing Party for the purpose of this Section 10.3) of the same, and shall cooperate with the non-disclosing Party, to coordinate the timing of disclosure and to the maximum extent permitted by law, reduce the amount of Confidential Information being disclosed.

如果⼀⽅涉及到任何调查、司法、监管或⾏政程序并且该缔约⽅或其代表被要求披露任何保密信息，（除⾮有适⽤法律禁⽌作出该等通知）该⽅（为本第10.3条⽬的，称为“披露⽅”）应在知晓该披露要求时⽴即通知另⼀⽅（为本第10.3条⽬的，称为“⾮披露⽅”）并和⾮披露⽅合作，协调作出披露的时间点并在法律允许的最⼤范围内，减少被披露的保密信息的数量。

10.4. This Section 10 shall survive for three (3) years after the expiry or termination of this Agreement.

本第10条在本协议有效期结束或被终⽌后三（3）年内持续有效。

Section 11. Fliggy International IP and Data ⻜猪国际知识产权及数据

11.1.       Except as otherwise expressly permitted under this Agreement, Merchant shall acquire no right under this Agreement to use, and shall not use, the name “Fliggy” or “Feizhu”, their equivalents in any other language (either alone or in conjunction with or as part of any other word or name), any related characters, designs, trademarks, trade names, copyrighted works or other intellectual properties of Fliggy International and/or its Affiliates.

除⾮本协议有明⽂允许，商户并不因本协议获得任何单独或与其他⽂字相结合的⽅式使⽤“Fliggy”或“⻜猪”名称（包括该等名称的其他语种翻译）、任何⻜猪国际或其关联⽅所有的⻜猪相关形象、设计、商标、商号、带有著作权的作品或其他知识产权的权利。

11.2. Fliggy International reserve all right, title and interest to the Fliggy International Platform and all content, data and information generated thereon.

⻜猪国际对⻜猪国际平台及平台上产⽣的所有内容、数据和信息保留所有权利、所有权和利益。

Section 12. Disclaimer 免责声明

12.1. Merchant understands and acknowledges that:

 商户理解并同意：

(a)       the Fliggy International Platform is a marketplace for buyers and sellers of tourism products; Fliggy International makes no guarantee or other representation whether or not any sales of the Merchant Goods & Services will result on the Fliggy International Platform or the volume or frequency thereof;

⻜猪国际平台是旅⾏商品的买家和卖家构成的市场；⻜猪国际对于⻜猪国际平台上是否有商户商品及服务的买卖交易成交及该等交易的数量及频繁程度不做任何保证或其他陈述；

(b)       while Fliggy International endeavors to ensure the orderly operation of the Fliggy International Platform, it does not make any representation or warranty with respect to, and is not liable for, any goods or services offered via Fliggy International Platform or the activities of any seller or buyer on Fliggy International Platform;

尽管⻜猪国际致⼒于⻜猪国际平台的有序运作，但⻜猪国际对于⻜猪国际平台上出售的任何商品或服务及任何买家或卖家的⾏为不做任何陈述或保证，亦不负任何责任；

(c)       use of the Services is at Merchant’s own risk and that Fliggy International provides the Services on an “as is” basis “with all faults” and “as available”. To the extent permitted under Applicable Laws, Fliggy International disclaims any implied warranties with respect to the Services, including merchantability, satisfactory quality, fitness for a particular purpose, workmanlike effort, and non-infringement; and

商户对于使⽤服务⾃担⻛险。⻜猪国际按“照原样提供”，“不保证⽆瑕疵”及“仅于可提供时加以提供”的⽅式提供服务。如适⽤法律允许，⻜猪国际特此声明：⻜猪国际对服务不做包括可交易性、令⼈满意的质量、适⽤于任何⽬的、专业技艺和不含侵权内容在内的任何默示保证。

(d)       computer and telecommunications systems are not fault-free and occasional periods of downtime occur; Fliggy International does not guarantee the Services will be uninterrupted, timely, secure, or error-free or that content loss won’t occur.

电脑和电⼦通讯系统并⾮⽆瑕疵且不时会出现故障；⻜猪国际不保证服务会没有中断、及时、安全、⽆错误或内容不会灭失。

Section 13. Miscellaneous 其他

13.1.       Neither Party may assign or transfer its rights or obligations, in whole or in part, under this Agreement without the prior written consent of the other Party, except that Fliggy International may assign or transfer its rights or obligations, in whole or in part, under this Agreement to its Affiliates. This Agreement will bind and inure to the benefits of the Parties’ permitted successors and assigns.

任何⼀⽅未获得对⽅事前书⾯同意均不得将本协议项下的权利义务全部或部分转让给他⼈，但⻜猪国际有权将其在本协议项下的权利或义务全部或部分转让给其关联⽅。本协议对双⽅被容许的承继⽅和受让⽅具有约束⼒，并为双⽅承继⽅和受让⽅利益⽽订⽴。

13.2.       This Agreement shall be governed by the laws of Hong Kong. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be first settled through friendly negotiation between the Parties. In the event that no settlement is reached within thirty (30) days from the date of notification of the dispute by either Party to the other, then such dispute shall be submitted for arbitration in accordance with the HKIAC Administered Arbitration Rules then in effect and as may be amended by the rest of this Section 13.2. The arbitration institute shall be HKIAC and the place of arbitration shall be in Hong Kong at HKIAC. The language of the arbitration shall be English. The tribunal shall consist of three arbitrators. Each of the Parties shall select an arbitrator. The third and presiding arbitrator shall be selected by HKIAC. The arbitral award shall be final and binding upon the Parties.

本协议适⽤⾹港法律。凡因本协议引起的或与之相关的争议、纠纷或索赔均应⾸先通过双⽅友好协商解决。如果⾃⼀⽅将争议通知到另⼀⽅

起三⼗（30）⽇内，争议仍未解决，则该争议应提交到HKIAC根据HKIAC当时的仲裁规则经本第13.2条修改后，仲裁解决。仲裁机构为 HKIAC，仲裁地点为⾹港。仲裁语⾔为英语。仲裁庭由三位仲裁员组成。每个缔约⽅有权选择⼀位仲裁员，第三位仲裁员由HKIAC选择。仲裁结果是终局的，对各⽅有约束⼒。

13.3.       Unless otherwise specified in this Agreement, all notices and other communications shall be in writing. If sent by personal delivery, prepaid courier, courier services, overnight mail or other recognized overnight delivery services, the notice shall be deemed to be served three (3) days after sending. If delivered through prepaid registered mail with request to notify sender, it shall be deemed to be served ten (10) days after sending. If sent by email, it shall be deemed to be served on the date of sending.

除⾮本协议有相反约定，所有通知和其他缔约⽅之间的沟通应通过书⾯⽅式进⾏。如果通过专⼈送达、预付费快递、快递服务、隔夜送达信件或其他被认可的隔夜快递服务进⾏通知，该等通知将被视为在发送之后三（3）天送达。如果通过预付费挂号信且附带通知发件⼈的⽅式进⾏通知，该等通知将被视为在发送之后⼗（10）天送达。如果通过电⼦邮件进⾏通知，该等通知将被视为在发送的当天送达。

The notification addresses are as follows:

⽤于通知的地址如下：

To Merchant: 商户的地址：

The latest contact information of the Merchant recorded in Fliggy International’s backend system.

⻜猪国际后台所记录的商户的最新联系信息。 To : Fliggy International ⻜猪国际的地址： Address:

地址： Air Masters Travel Limited

冠運旅遊有限公司

Office A, 20/F., Wing Lok Street Trade Centre, 235 Wing Lok Street, Sheung Wan, Hong Kong.

⾹港永樂街235號永樂街235商業中⼼20樓A室

Attention:

收件⼈： Tang Yuesheng

唐⽉⽣

Email：

电⼦邮件： yuesheng.tangys@alibaba-inc.com

or any other address as notified by a Party to another Party in writing in accordance with this Section 13.3.

或其他按本第13.3条约定由⼀⽅通知到另⼀⽅的地址。

13.4.       If any Party is unable to timely perform any or all of its obligations under this Agreement due to a Force Majeure Event, such Party shall be excused from performing such obligations until the Force Majeure Event ends and shall not be held liable therefor. Notwithstanding the foregoing, if due to a Force Majeure Event, the Merchant is not able to provide or procure the provision of the Merchant Goods & Services, Merchant shall refund payment for the affected Merchant Goods & Services to the relevant Fliggy International User(s).

如果⼀⽅因不可抗⼒事件的影响⽆法按时履⾏其在本协议项下的部分或全部义务，该⽅在不可抗⼒事件终⽌前可暂停履⾏义务⽽不引发任何责任。尽管有前述约定，如果由于不可抗⼒事件的影响，商户⽆法提供，或⽆法促使他⼈提供商户商品及服务，商户须将⻜猪国际⽤户对受影响的商户商品和服务⽀付的价⾦全额退款。

13.5.       If any provision in this Agreement is deemed to be wholly or partially illegal, ineffective or unenforceable at any time, such provision shall be performed to the maximum extent permitted by Applicable Laws and the legality, effectiveness and enforceability of the other terms in this Agreement shall not be affected.

如果本协议的任何条款在任何时候被视为全部或部分违法、⽆效或⽆法执⾏，该等条款应在适⽤法律允许的最⼤程度内被履⾏，且本协议的其他条款的合法性、有效性及可执⾏性均不受影响。

13.6.       Except as expressly provided elsewhere in this Agreement, each Party’s rights and remedies under this agreement are cumulative and in addition to, not exclusive of or in substitution for, any rights or remedies otherwise available to that Party.

除⾮本协议另有约定，⼀⽅在本协议项下的权利及救济是累计的，且不排除或替代该⽅通过其他⽅式享有的权利或救济。

13.7. Failure of a Party to exercise a right under this Agreement shall not constitute a waiver of the right by such Party.

⼀⽅怠于⾏使其在本协议项下的权利不得被视为该⽅放弃该等权利。

13.8.       Unless otherwise set forth in this Agreement, terms herein which by their nature should survive the termination of this Agreement (including but not limited to Section 8.3, Section 8.4, Section 8.5, Section 9.6, Section 9.7, Section 10, Section 11 and Section 12) shall survive the expiration or termination of this Agreement.

除⾮本协议另有约定，按其性质应在本协议终⽌后仍存续的条款（包括但不限于第8.3条、第8.4条、第8.5条、第9.6条、第9.7条、第10条、第

11条和第12条）在本协议有效期结束或本协议终⽌后持续有效。

13.9.       In order to improve customer’s experience, provide better service to Merchant, and/or comply with any new legal or regulatory requirement, Fliggy International may amend this Agreement from time to time. Any such amendment which affects rights or obligations of Merchant shall be published on Fliggy International Platform at least seven (7) days before it becomes effective. Any amendment to this Agreement, once effective, shall become part of this Agreement. To the extent Merchant disagrees with the amendment, Merchant may elect to terminate this Agreement pursuant to Section 9.2. To the extent Merchant continues utilizing the Services following the effective date of the amendment, Merchant is deemed to have agreed to the amendment.

为不断提升消费者体验、为商户提供更优质的服务、适应不断发展变化的法律法规要求等，⻜猪国际可根据需要酌情修订本协议，但是对于影响商户权利义务的变更⻜猪国际将提前⾄少七（7）天在⻜猪国际平台进⾏公示。任何对本协议的修订⼀经⽣效即成为本协议的⼀部分。如商户不同意相关修订，可以按照第9.2条选择终⽌本协议。如相关变更⽣效后，商户仍继续使⽤服务，则表示商户已接受修订后的协议内容。

13.10.       The terms of this Agreement shall constitute the entire agreement between the Parties in relation to the matters herein, and replaces and supersedes any and all previous written or oral agreement between the Parties in relation to such matter.

本协议构成双⽅之间就本协议所载内容的完整协议，取代之前任何及所有关于该等事项的⼝头或书⾯之约定。

飞猪国际2025年度各类目费用一览表List of Annual Fees for Various Categories of Fliggy.hk in 2025

（本规则于2025年1月1日首次生效）

（This rule first came into force on January 1,2025）

1、保证金

商家经营多个类目的，应缴纳的保证金全部参考保证金相对高的类目标准，不叠加；机票店铺退出后重新入驻保证金翻倍。

1. Deposits

Where the merchant runs various categories, standards of relatively higher categories shall be referred to for the payable deposits, and such deposits will not be collected in repetition; for re-admitted flight ticket stores, deposits payable shall be doubled.

2、年费预缴及结算标准详见《飞猪国际2025年度软件服务费年费预缴及结算标准》。

2、For the Prepayment and Settlement Standard, please refer to the Prepayment and Settlement Standard of the Annual Software Service Fee of Fliggy.hk in 2025.

3、实时划扣软件服务费

3. Software service fees for real-time deduction

（1）基础实时划扣软件服务费：商家在飞猪国际经营使用飞猪国际提供的软件服务，飞猪国际将按照商品交易额的一定比例（详见本表）实时划扣软件服务费。

(1) Basic software service fees for real-time deduction: If a Merchant operates and uses the software service provided by Fliggy.hk, Fliggy.hk will deduct the software service fees in real time according to a certain percentage of the transaction amount (see this table).

（2）特定实时划扣软件服务费

(2) Specific software service fees for real-time deduction

1）飞猪国际度假金牌商家按照《飞猪国际度假金牌商家招商标准》的相关规定缴纳金牌商家订单特定实时划扣软件服务费。

1) Holiday Gold Merchants of Fliggy.hk pay the specific software service fees for real-time deduction for Gold Merchant orders in accordance with the relevant provisions of "Investment Attraction Standards of Holiday Gold Merchants of Fliggy.hk".

2）目的地优选订单按照《飞猪国际度假目的地优选商家招商标准》的关规定缴纳目的地优选订单特定实时划扣软件服务费。

2）The service fee of the specific real-time deduction software for the Destination Recommendation order shall be paid according to the relevant provisions ofthe Standards of the Destination Recommendation Merchants of Fliggy International Hospitality.

（3）实时划扣软件服务费结算公式：实时划扣软件服务费=基础实时划扣软件服务费+特定实时划扣软件服务费（若有）。

(3) Software service fees for real-time deduction settlement formula: Software service fees for real-time deduction = basic software service fees for real-time deduction + specific software service fees for real-time deduction (if any).

（4）结算示例

举例: 境外一日游/多日游商家A在飞猪国际经营，他收到了一笔被打上“金牌商家”标识的订单，则该笔订单的实时划扣软件服务费=该笔订单的交易额*4.5%（境外一日游/多日游类目基础实时划扣软件服务费4.5%）+该笔订单的交易额* 1%（金牌商家订单特定实时划扣软件服务费1%） =该笔订单的交易额*（4.5%+1%）

(4) Settlement example

For example: One-Day Overseas Tour/Multi-Day Overseas Tour Merchant A operates at Fliggy.hk, and the Merchant receives an order marked with the logo of "Gold Merchant". Software service fees for real-time deduction for the order = transaction amount of the order *4.5% (One-Day Overseas Tour/Multi-Day Overseas Tour category basic software service fees for real-time deduction 4.5%) + transaction amount of the order *1% (specific software service fees for real-time deduction of Gold Merchant order 1%) = the transaction amount of the order * (4.5%+1%).

（5）若飞猪国际与商家签署的相关协议或飞猪国际在机票商户后台（https://agent.fliggy.com）公告的实时划扣软件服务费与本表不一致的，以协议或公告内容为准。

（5）For any consistency between the software service fees for real-time deduction set out in this table and those set out in relevant agreements between Fliggy.hk and Merchants or those announced by Fliggy.hk at the back end for air ticket Merchants (https://agent.fliggy.com), those set out in such relevant agreements and announcements shall prevail.

4、软件服务费结算示例

举例: 境外一日游/多日游商A在飞猪国际经营，他收到了一笔 被打上“金牌商家”标识的订单，则该笔订单的软件服务费=该笔订单的交易额*4.5%（境外一日游/多日游类目基础实时划扣软件服务费4.5%）+该笔订单的交易额* 1%（金牌商家订单特定实时划扣软件服务费1%）=该笔订单的交易额*（4.5%+1%）。

4. Software service fees settlement example

Example: One-Day Overseas Tour/Multi-Day Overseas Tour Merchant A operates at Fliggy.hk, and the Merchant receives an order marked with the logo of Gold Merchant. The software service fees of the order = the transaction amount of the order *4.5% (One-Day Overseas Tour/Multi-Day Overseas Tour category basic software service fees for real-time deduction 4.5%) + the transaction amount of the order *1% (specific software service fees for real-time deduction of Gold Merchant order 1%) = the transaction amount of the order * (4.5%+1%).

飞猪国际2025年度各类目费用一览表 List of Annual Fees for Various Categories of Fliggy.hk in 2025
一级类目 Level 1 Category	二级类目 Level 2 Category	三级类目 Level 3 Category	实时划扣软件 服务费 Software Service Fee Deducted in Real Time	年费 annual fee	保证金 Deposits
机票/小交通/增值服务 Air ticket/domestic coach and train ticket /value-added service	航司机票套票 Airline driver's ticket package	/	5%	0	140,000 RMB (航空公司保证金为0 RMB ) (the deposit of the airline being RMB 0)
	除上述类目外的其余二级类目 Level 2 categories other than those above	/	1.5%

一级类目 Level 1 Category	二级类目 Level 2 Category	三级类目 Level 3 Category	实时划扣软件服务费 Software Service Fee Deducted in Real Time	年费 annual fee	保证金 Deposits
特价酒店/特色客栈/公寓旅馆 Accommodation (including Hotels, Inns and Serviced Apartments)	酒店客栈日历 Calendar Room	/	10%	21,000 RMB CNY 21,000

1、单体酒店商家应缴纳保证金为50,000 RMB。

1. CNY 50,000 for any non-chain hotels;

2、其他商家经营酒店客栈日历类目应缴纳保证金140,000 RMB；经营非酒店客栈日历类目应缴纳保证金50,000 RMB。

2. CNY 140,000 for any other merchant offering goods and services in the category of “Calendar Room”; CNY 50,000 for any other merchant offering goods and services in a category other than “Calendar Room” but within the category of “Accommodation (including Hotels, Inns and Serviced Apartments)”.

	酒店客栈套餐 Voucher	在线预约套餐 Online Booking Package	4.5%
		境内套餐（新） Domestic Package (New)	1、“境内在线申请套餐”类目：4.5% 2、其余类目： 5.5% 1. Domestic Online-application Package: 4.5% 2. Other categories：5.5%
		境外套餐（新） Overseas Package (New)	1、“境外在线申请套餐”类目： 4.5% 2、其余类目： 5.5% 1. Overseas Online-application Package：5% 2. Other categories： 5.5%
		除上述类目外的其余三级类目Level 3 categories other than those above	5.5%
	除上述类目外的其余二级类目Level 2 categories other than those above	/	6% （2025年度优惠至3.5%） 6%(to be decreased to 3.5% in 2025)

一级类目 Level 1 Category	二级类目 Level 2 Category	三级类目 Level 3 Category	实时划扣软件 服务费 Software Service Fee Deducted in Real Time	年费 annual fee	保证金 Deposits
度假线路/签证送关/旅游服务 Vacation line/ visa clearance/ travel service	旅游定制 Customized Tours	/	4.5%	21,000 RMB CNY 21,000

1、境内邮轮和出境邮轮、旅游定制、自由行/跟团游：180,000 RMB ；

2、包车（按日包车/线路包车）：10,000 RMB；

3、其他类目：50,000RMB（包括境外一日游/多日游、国外票务(景点/赛事/演出)等）

1.Domestic and outbound cruise ship, customized tour, free travel/group tour: 180,000 RMB;

2.Chartered car (daily chartered car/ line chartered car): 10,000 RMB;

3. Other categories: 50,000 RMB (including overseas one-day tour/ multi-day tour, overseas ticketing (attractions/ events/ performances), etc.)

	目的地玩乐 Entertainment at the Destination	/	4.5%
	国外票务(景点/赛事/演出) Foreign tickets (tourist attractions/matches/shows)	/

1、POI二级类目为“演出/赛事场馆”、“演出/赛事”的：

（1）POI三级类目为“体育场馆”、“其他演出/赛事场馆”、 “泰拳” ：4.5%

（2）其他三级类目：11.5%

2、其他POI二级类目：4.5%。

1. Level 2 category of POI is "performance/ competition venue" or "performance/ competition":

(1) Level 3 category of POI is "stadium", "other performance/ competition venue" or “Muay Thai": 4.5%.

(2) Other level 3 category: 11.5%

2. Other level 2 category of POI: 4.5%.

	境外电话卡/流量包/wifi租赁	境外流量包/充值 Overseas data plan/data top-up	5%
		境外随身WIFI租赁 Overseas portable WiFi router rental

1、使用地为日本、韩国的商品：6.5%；

2、使用地为中国香港、中国台湾、中国澳门及亚洲其他国家或地区的商品：5%；

3、使用地为其他大洲的商品：10%。

1.Products used in Japan and Korea: 6.5%;

2. Products used in Hong Kong, Taiwan, Macao and other Asian countries or regions: 5%;

3. Products used in other continents: 10%.

		境外电话卡/手机卡 Overseas telephone card/SIM card

1、使用地为日本、韩国、新加坡、马来西亚、菲律宾、越南、印度尼西亚的商品：7%；

2、使用地为中国香港、中国台湾、中国澳门及亚洲其他国家或地区的商品：5%；

3、使用地为其他大洲的商品：10%。

1. Products used in Japan, Korea, Singapore, Malaysia, Philippines, Vietnam and Indonesia: 7%;

2. Products used in Hong Kong, Taiwan, Macao and other Asian countries or regions: 5%;

3. Products used in other continents: 10%.

		除上述类目外的其余三级类目 Level 3 categories other than those above	2.5%
	用车/地面公共交通 Vehicle/Aboveground Public Transportation	包车（按日包车/线路包车） Chartered vehicle	6%
		接送（机场/点对点/拼车） Pick-up and drop-off (airport/point-to-point/car-pooling)	1、直连商品：15%； 2、非直连商品：6%。 1. Directly connected products: 15%; 2. Non directly connected products: 6%.
		巴士/地铁/交通卡/一卡通 Bus/metro/public transportation card/all-in-one card	4.5%
		境外火车票 Overseas train ticket	4.5%
		除上述类目外的其余三级类目 Level 3 categories other than those above	2.5%
	除上述类目外的其余二级类目Level 2 categories other than those above	/	2.5%

一级类目 Level 1 Category	二级类目 Level 2 Category	三级类目 Level 3 Category	实时划扣软件 服务费 Software Service Fee Deducted in Real Time	年费 annual fee	保证金 Deposits
景点门票/实景演出/主题乐园 Scenic spot ticket/live-action performance/theme park	/	/	3.5%	21,000 RMB CNY 21,000	50,000 RMB
一级类目 Level 1 Category	二级类目 Level 2 Category	三级类目 Level 3 Category	实时划扣软件 服务费 Software Service Fee Deducted in Real Time	年费 annual fee	保证金 Deposits
旅行购物 Travel Retail & Shopping	品牌营销 Brand Marketing	/	0	21,000 RMB	10,000 RMB
	旅行购物自有券 Self-owned Tourist Coupon	/	5%	21,000RMB	50,000 RMB
	旅行购物合作券 Cooperative Tourist Coupon	/	5%	21,000RMB	50,000 RMB
	除上述类目外的其余二级类目 Level 2 categories other than those above	/	2.4%	30,000RMB	50,000 RMB

以上实时划扣软件服务费为平台标准费率，如双方在合作中依据经营情况、营销策略等因素对前述平台标准费率进行调整或特殊约定，则实际费率以调整后或特殊约定的相关费率为准。

The above-mentioned real-time deduction software service fee/mileage software service fee is the standard rate of the platform. If the two parties adjust or make special agreement on the above-mentioned platform standard rate according to factors such as business situation and marketing strategy during the cooperation, the actual rate shall be subject to the adjusted or specially agreed related rate.

如中英文版本间存在任何歧义的，以中文版为准，英文版仅供参考。

IN CASE OF ANY INCONSISTENCY BETWEEN THE TWO LANGUAGE VERSIONS, THE CHINESE VERSION SHALL PREVAIL, AND THE ENGLISH VERSION IS FOR REFERENCE ONLY.